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                                                                    EXHIBIT 99.7

                     CONSENT OF PETRIE PARKMAN & CO., INC.

     We hereby consent to the use of our opinion letter dated December 13, 1999 to the Board of Directors of Titan Exploration, Inc., which is included as Annex A to the Proxy Statement/Prospectus forming a part of this Registration Statement, and to references to our firm and such opinion letter in such Proxy Statement/Prospectus under the captions entitled "Summary - Titan's Recommendation to its Stockholders - Opinion of financial advisor,"
"The Merger -Background of the Merger," "The Merger - Titan's Reasons for the Merger" and "The Merger - Opinion of Financial Advisor to Titan". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the "Securities Act"), and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                             PETRIE PARKMAN & CO., INC.

                                             By: /s/ Jon Hughes
                                                 ----------------------------
                                             Name: Jon Hughes
                                                   --------------------------
                                             Title: Principal
                                                    -------------------------

Houston, Texas
April 11, 2000